UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016

LOJACK CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	001-08439	04-2664794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pequot Way, Canton, Massachusetts	02021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 302-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

As previously disclosed in the Current Report on Form 8-K filed by LoJack Corporation, a Massachusetts corporation (“LoJack”), with the Securities and Exchange Commission (the “SEC”) on February 2, 2016, LoJack entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated February 1, 2016, with CalAmp Corp., a Delaware corporation (“CalAmp”), and Lexus Acquisition Sub, Inc., a Massachusetts corporation and a wholly-owned subsidiary of CalAmp (“Purchaser”). Pursuant to the Merger Agreement, on February 16, 2016, Purchaser commenced a cash tender offer for all of LoJack’s shares of common stock (the “Shares”), at a purchase price per Share of $6.45, net to the seller thereof in cash, without interest and less any applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 16, 2016 (as amended or supplemented from time to time, the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”), filed as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Schedule TO filed with the SEC by CalAmp and Purchaser on February 16, 2016.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Offer expired at 12:00 midnight, Eastern time, on March 14, 2016 (one minute after 11:59 p.m. Eastern time on March 14, 2016) (the “Expiration Time”). The depositary for the Offer advised CalAmp and Purchaser that, as of the Expiration Time, an aggregate of 15,001,866 Shares were tendered into, and not withdrawn from, the Offer (including 75,907 Shares tendered by notices of guaranteed delivery). Excluding Shares tendered by notices of guaranteed delivery that had not yet been delivered in settlement or satisfaction of such guarantees, the validly tendered Shares, together with the 850,100 Shares already owned by Purchaser, represented approximately 80.2% of the outstanding Shares on a fully-diluted basis as of the Expiration Time. As a result, the Minimum Condition (as defined in the Merger Agreement) was satisfied and all conditions to the Offer having been satisfied, Purchaser accepted for payment all Shares that were validly tendered and not properly withdrawn from the Offer (the “Acceptance Time”).

In addition, on March 15, 2016, Purchaser announced that it had commenced a subsequent offering period, which expired at 12:00 midnight, Eastern time, on March 17, 2016 (one minute after 11:59 p.m. Eastern time on March 17, 2016). The depositary for the Offer advised CalAmp and Purchaser that, as of the expiration of the subsequent offering period, an aggregate of 16,148,232 Shares were validly tendered into and accepted for payment pursuant to the Offer. The validly tendered Shares, together with the 850,100 Shares already owned by Purchaser, represented approximately 86.4% of the outstanding Shares on a fully-diluted basis as of the expiration of the subsequent offering period. Purchaser has accepted for payment all Shares that were validly tendered from the subsequent offering period.

On March 18, 2016, pursuant to the terms of the Merger Agreement, Purchaser exercised its top-up option to purchase from LoJack an aggregate number of additional Shares sufficient to cause Purchaser to own the number of Shares necessary for Purchaser to be merged into LoJack without a vote or consent of LoJack’s shareholders (i.e. at least 90% of the Shares then outstanding), taking into account those Shares outstanding after the exercise of the top-up option. Pursuant to the exercise of the top-up option, LoJack issued a total of 7,079,351 newly issued Shares to Purchaser for an aggregate purchase price of approximately $45,661,814. Following exercise of the top-up option, on March 18, 2016, pursuant to the terms of the Merger Agreement and in accordance with Section 11.05 of the Massachusetts Business Corporation Act, Purchaser merged with and into LoJack, with LoJack being the surviving corporation (the “Merger”). Upon completion of the Merger, LoJack became a wholly-owned subsidiary of CalAmp.

At the Acceptance Time, each outstanding option to purchase Shares, whether or not vested and exercisable, was cancelled and converted into the right to receive a lump sum cash payment (without interest and less any applicable withholding taxes) equal to the product of (i) the excess, if any, of (A) the Offer Price over (B) the per share exercise price for such LoJack option and (ii) the total number of Shares underlying such LoJack option. At the Acceptance Time, each outstanding restricted stock unit award, whether vested or unvested, was cancelled and converted into the right to receive a lump sum cash payment (without interest and less any applicable withholding taxes) equal to the product of (i) the Offer Price and (ii) the total number of Shares underlying such restricted stock unit award. At the Acceptance Time, each outstanding LoJack restricted stock award was accelerated and became fully vested such that LoJack’s right of reacquisition or repurchase, as applicable, lapsed in full effective immediately prior to the Acceptance Time. Each Share underlying such LoJack restricted stock awards was treated as an outstanding Share, including for purposes of tendering pursuant to the Offer.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding Share (other than Shares (i) held by CalAmp or Purchaser, which Shares were cancelled and ceased to exist and (ii) by shareholders who validly exercise appraisal rights under Massachusetts law (if available) with respect to such Shares) was cancelled and converted into the right to receive an amount in cash equal to the Offer Price.

The foregoing summary description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by LoJack with the SEC on February 2, 2016, and which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 18, 2016, LoJack notified The NASDAQ Stock Market LLC (“NASDAQ”) of the effectiveness of the Merger. As a result, trading in Shares on NASDAQ was suspended and NASDAQ has filed with the SEC an application on Form 25 to remove the Shares from listing on NASDAQ and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). LoJack intends to file a certificate on Form 15 requesting that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the top-up shares is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference. The total amount of the consideration payable in connection with the change in control transaction, including the Offer and the Merger, is approximately $125.3 million. CalAmp has provided Purchaser with sufficient funds to purchase all Shares accepted for payment in the Offer and to pay the consideration payable in the Merger.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2016, (i) each of Rory J. Cowan, Alan L. Bazaar, Edward F. Davis III, Gary E. Dilts, Marcia J. Hooper, Philip Horlock, John A. Janitz, John H. MacKinnon, Randy L. Ortiz and David J. Shea resigned from his or her position as a member of the board of directors of LoJack, and any committee thereof, (ii) each of Michael Burdiek and Richard Vitelle became members of the board of directors of LoJack and (iii) the officers of LoJack immediately prior to the effective time of the Merger became the officers of the surviving corporation of the Merger. Subsequently on March 18, 2016, CalAmp appointed new statutory officers of LoJack, including Michael Burdiek as President and Richard Vitelle as Treasurer and Secretary.

Information about each of the officers and directors of LoJack is contained in the Offer to Purchase and in LoJack’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on February 16, 2016, which information is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, on March 18, 2016, the articles of organization and bylaws of Purchaser, as in effect immediately prior to the Merger, became the articles of organization and bylaws of LoJack. A copy of the articles of organization and bylaws of LoJack are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 1, 2016, by and among LoJack Corporation, CalAmp Corp. and Lexus Acquisition Sub, Inc. (incorporated herein by reference to the Current Report on Form 8-K filed by LoJack Corporation with the SEC on February 2, 2016)

3.1	Restated Articles of Organization of LoJack Corporation

3.2	Amended and Restated Bylaws of LoJack Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LoJack Corporation

Date: March 18, 2016	By:	/s/ José M. Oxholm
		Name:	José M. Oxholm
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 1, 2016, by and among LoJack Corporation, CalAmp Corp. and Lexus Acquisition Sub, Inc. (incorporated herein by reference to the Current Report on Form 8-K filed by LoJack Corporation with the SEC on February 2, 2016)

3.1	Restated Articles of Organization of LoJack Corporation

3.2	Amended and Restated Bylaws of LoJack Corporation